Exhibit 5.1

Tarter Krinsky & Drogin LLP 1350 Broadway New York, New York 10018 P: 212-216-8000 F: 212-216-8001 www.tarterkrinsky.com	Direct Dial: 212-216-8000

July 31, 2026

Verde Clean Fuels, Inc.
711 Louisiana St. Suite 2160
Houston, Texas 77002

Ladies and Gentlemen:
We have acted as counsel for Verde Clean Fuels, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale of an aggregate of 2,822,405 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Shares”), all of which are reserved, or will be duly reserved, for issuance under the Verde Clean Fuels, Inc. 2023 Omnibus Incentive Plan (as amended from time to time, the “Plan”) resulting from the automatic increase in the number of shares available for issuance under the Plan pursuant to its evergreen provisions, which shares are being registered pursuant to the Company’s registration statement on Form S‑8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof. The Shares may be issued from time to time in accordance with the terms of the Plan.
In reaching the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to us, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the Registration Statement and the authorization of the Shares, (iii) the Plan, and (iv) the Registration Statement and the exhibits thereto.
We have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such documents. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.
We have relied without independent investigation upon, among other things, certificates and other assurances of officers of the Company that the number of shares of Class A Common Stock that the Company is authorized to issue pursuant to its certificate of incorporation exceeds the number of shares of Class A Common Stock outstanding and the number of shares of Class A Common Stock that the Company is obligated to issue (or has otherwise reserved for issuance) for any purpose by at least the number of Shares, and we have assumed that such condition will remain true at all future times relevant to this opinion.
Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipients, after all actions and proceedings required to be taken by the Company in connection with the authorization and issuance of the Shares have been duly taken, and when the Shares have been issued in accordance with the terms of the Plan and upon receipt by the Company of the consideration required therefor (if any), the Shares will be validly issued, fully paid and non-assessable.
This opinion is limited in all respects to the General Corporation Law of the State of Delaware. We express no opinion as to any other law or any matter other than as expressly set forth above, and no opinion as to any other law or matter may be inferred or implied herefrom. The opinions expressed herein are rendered as of the date hereof and we expressly disclaim any obligation to update this letter or advise you of any change in any matter after the date hereof.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.
This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Yours truly,
TARTER KRINSKY & DROGIN LLP

By: /s/ Guy Molinari
Guy Molinari, a Partner